UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2021

ANAPLAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38698	27-0897861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hawthorne Street San Francisco, California	94105
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (415) 742-8199

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PLAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

On July 12, 2021, Anaplan, Inc. (the “Company”) announced Vikas Mehta as the Company’s Chief Financial Officer and Principal Financial Officer, effective July 19, 2021.

Prior to joining the Company, Mr. Mehta, 43, served as Chief Financial Officer, Nike Direct at Nike, Inc., a global sporting goods company, from May 2020 to July 2021. He also served as Vice President of Finance at Walmart, a global retail company, from January 2019 to May 2020. Prior to joining Walmart, Mr. Mehta served in various roles at Microsoft Corporation, a computer software company, from October 2008 to December 2018, including Finance Director, Investor Relations. Mr. Mehta holds an MBA from the University of Washington.

In connection with his appointment, the Company entered into an offer letter with Mr. Mehta (the “Offer Letter”), pursuant to which he will receive an annual base salary of $400,000 and be eligible for a target incentive bonus equal to 75% of his base salary.

The Offer Letter also provides that Mr. Mehta will be granted the following equity awards in connection with his employment start date:

•

Restricted stock units (“RSU”) having a grant value of $10,000,000, generally vesting in quarterly installments if Mr. Mehta remains in continuous service as an employee or consultant over a period ending on September 10, 2024.

•

Performance stock units (“PSUs”) having a grant value of $5,000,000 (the “Target PSUs”), vesting subject to both a time-based vesting condition and a stock price performance-based vesting condition, both of which conditions must be satisfied before any PSU vests and providing for additional value (with a maximum grant value of $10,000,000) in the event of certain overachievements of the applicable performance-based vesting conditions above target. The stock price performance-based vesting condition will be satisfied based upon increases in the Company’s stock price above the average of the daily NYSE closing price of its common stock for the 30 calendar day period ending two trading days prior to the grant date (the “Base Price”) as follows: with respect to 100% of the Target PSUs upon a 60% increase in the Company’s common stock price over the Base Price, an additional 50% of the Target PSUs upon a 75% increase over the Base Price and another 50% of the Target PSUs upon a 107% increase over the Base Price, in each case measured on a quarterly vesting date using a 30 calendar day average price ending two trading days prior to the measurement date. To the extent that the stock price performance-based vesting condition has been satisfied on a quarterly vesting date with respect to any of the PSUs, they will generally vest in quarterly installments if Mr. Mehta remains in continuous service as an employee or consultant over a period ending on September 10, 2025. If the stock price performance-based vesting condition with respect to a PSU is not satisfied on a quarterly vesting date, the PSUs that would have become vested on such date shall vest on the next quarterly vesting date on which the stock price performance-based vesting condition is satisfied, so long as Mr. Mehta remains in continuous service through such next vesting date.

•

Sign-on restricted stock units having a grant value of $1,200,000, all of which shall vest if Mr. Mehta remains in continuous service as an employee or consultant through September 10, 2021. If his employment ends for any reason (other than a termination without cause, a resignation for good reason or Mr. Mehta’s death or disability) on or prior to the third anniversary of the employment start date, Mr. Mehta shall be required to repay the full grant value within 30 days of such termination.

Also in connection with his appointment, the Company entered into a Change in Control and Severance Agreement with Mr. Mehta (the “Change in Control Agreement”). Among other provisions, the Change in Control Agreement provides for: (i) a lump-sum payment equal to 50% of his base salary for a Non-CIC Qualified Termination (as defined in such agreement, other than on account of Mr. Mehta’s death or disability), or a lump-sum payment equal to 100% of his base salary for a Non-CIC Qualified Termination on account of Mr. Mehta’s death or disability or a CIC Qualified Termination, (ii) a lump-sum payment equal to 100% of his target bonus in effect for the fiscal year for a CIC Qualified Termination (as defined in such agreement), (iii) a lump-sum payment equal to 6 months of his COBRA premiums for a Non-CIC Qualified Termination or 12 months of his COBRA premiums for a CIC Qualified Termination, and (iv) certain accelerated vesting for RSUs and PSUs upon a Qualified Termination (as defined in such agreement), depending on the circumstances of the termination.

The foregoing description of the Offer Letter and Change in Control Agreement with Mr. Mehta is qualified in its entirety by reference to the Offer Letter and Change in Control Agreement, copies of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending July 31, 2021.

Mr. Mehta has no family relationship with any director or executive officer of the Company and Mr. Mehta has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company will also enter into its standard form of indemnification agreement with Mr. Mehta, the form of which is filed as Exhibit 10.1 to the Company’s Form 10-K for the fiscal year ended January 31, 2021.

Separation Agreement with Chief Financial Officer

On July 12, 2021, the Company entered into a Separation Agreement (the “Separation Agreement”) with David H. Morton in connection with his previously announced anticipated departure from the Company. The Separation Agreement provides that Mr. Morton will continue to serve as an employee of the Company until September 10, 2021 and will continue to receive his base salary and benefits and continue to vest in his outstanding equity awards while he remains employed with the Company. The Separation Agreement further provides that if Mr. Morton does not voluntarily resign before September 10, 2021, enters into a customary release of all claims, does not become an employee, advisor or consultant to any third-party on or before September 11, 2021 without the Company’s prior written consent, and complies with certain other obligations, then he will receive a lump sum cash payment of $131,250 and the severance payments that would have been payable under his Change in Control and Severance Agreement upon an involuntary termination of his employment outside of a change in control.

The foregoing description of the Separation Agreement with Mr. Morton is qualified in its entirety by reference to the Separation Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending July 31, 2021.

In light of Mr. Mehta’s appointment, Mr. Morton will step down as Chief Financial Officer and Principal Financial Officers effective July 19, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANAPLAN, INC.

By:	/s/ Gary Spiegel
Name:	Gary Spiegel
Title:	General Counsel and Senior Vice President

Date: July 12, 2021